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                                                                   EXHIBIT 10(c)

                                SECOND AMENDMENT
                                     TO THE
                      APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           (JULY 1, 1997 RESTATEMENT)

         WHEREAS, the Applied Industrial Technologies, Inc. Supplemental Executive Retirement Plan (formerly known as the Bearings, Inc. Supplemental Executive Retirement Plan and hereinafter referred to as the "Plan") was established on January 21, 1988, by Applied Industrial Technologies, Inc. (formerly known as Bearings, Inc. and hereinafter referred to as the "Company") to provide supplemental retirement benefits for certain key executives of the Company; and

         WHEREAS, effective as of July 1, 1997, the Plan was amended and restated; and

         WHEREAS, the Plan was amended subsequently on one occasion; and

         WHEREAS, the Company desires to again amend the Plan;

         NOW, THEREFORE, effective as of October 1, 2000, the Plan is hereby amended in the respects hereinafter set forth.

         1. Section 6.1 of the Plan is hereby amended to provide as follows:

                  6.1 OPTIONAL METHODS OF PAYMENT. Subject to the provisions of
         Article VII, any Participant who becomes eligible under the Plan for a supplemental normal or early retirement benefit may, in lieu of any benefits otherwise payable under the Plan, elect to receive payment of such benefit in accordance with any one of the following options:

                           OPTION A A reduced monthly supplemental retirement
                  benefit payable to such Participant for his lifetime following his termination of employment with the continuance of a monthly benefit equal to one-half of such reduced amount after his death to his Contingent Annuitant during the lifetime of the Contingent Annuitant, provided that such Contingent Annuitant is living at the time such Participant's benefit commences.

                           OPTION B A reduced monthly supplemental retirement
                  benefit payable to such Participant for his lifetime following his termination of employment with the continuance of a monthly benefit equal to three-quarters of such reduced amount after his death to his Contingent Annuitant during the lifetime of the Contingent Annuitant, provided such Contingent Annuitant is living at the time such Participant's benefit commences.

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                           OPTION C A reduced monthly supplemental retirement
                  benefit payable to such Participant for his lifetime following his termination of employment with the continuance of a monthly benefit equal to such reduced amount after his death to his Contingent Annuitant during the lifetime of the Contingent Annuitant, provided such Contingent Annuitant is living at the time such Participant's benefit commences.

                           OPTION D A reduced monthly supplemental retirement
                  benefit payable to such Participant for his lifetime following his termination of employment with the continuance to the person or persons designated by him as his Term-Certain Beneficiary of such reduced amount after his death for the remainder, if any, of the ten-year period commencing with the date as of which the first payment of such monthly benefit is made, and with any monthly benefits remaining unpaid upon the death of the survivor of the Participant and his Term-Certain Beneficiary to be made to the estate of such survivor.

                           OPTION E A commercial annuity in the form of a single
                  life annuity for the life of such Participant.

                           OPTION F A commercial annuity in the form of a cash
                  refund annuity.

                           OPTION G A commercial annuity for a term certain of
                  ten years and continuous for the life of the Participant if he survives such term certain and with the continuance to the persons designated by him of any benefits remaining unpaid upon his death.

                           OPTION H A commercial annuity payable for the life of
                  such Participant with a survivor annuity for the life of his Contingent Annuitant which shall be equal to 50%, 75%, or 100% of the annuity payable during the joint lives of the Participant and his Contingent Annuitant.

                           OPTION I A single sum payment.

                 The Contingent Annuitant of a Participant under Option A, B, C, or H, or the Term-Certain Beneficiary under Option D or G shall be any person so designated by such Participant. The monthly payments to be made under any option shall be in an amount or amounts the actuarial value of which, on the date of commencement thereof or, if earlier, as of the Participant's Normal Retirement

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         Date, shall be the actuarial equivalent of the monthly benefits otherwise payable to the Participant under the Plan, in lieu of which the option was elected, taking into account the age of his Contingent Annuitant if any, and determined in accordance with the provisions of
         Section 11.7. A Participant may revoke or elect to change any option made by him at any time prior to commencement of benefit payments. In any case where a benefit payable under the Plan is to be paid in the form of a commercial annuity, a commercial annuity contract shall be purchased from an insurance company selected by the Participant and distributed to such Participant. Upon the distribution of any amount used to purchase the annuity contract, the insurance company issuing such contract shall be solely responsible to the recipient of the contract for the annuity payments thereunder. All certificates for commercial annuity benefits shall be nontransferable, and no benefit thereunder may be sold, assigned, discounted, or pledged. Any commercial annuity purchased under the Plan shall contain such terms and provisions as may be necessary to satisfy the requirements under the Plan.

         2. Section 6.3 of the Plan is hereby amended to provide as follows:

                 6.3 PAYMENT UNDER AN OPTION. A monthly benefit payment under Option A, B, C, or D shall be made to an eligible Participant at the same time as the monthly benefit payment otherwise payable to him under the Plan would have commenced. Monthly benefit payments which become payable to a Contingent Annuitant of a Participant under Option A, B, or C shall commence with the month following the month in which the death of such Participant occurs and shall be payable monthly thereafter during the life of the Contingent Annuitant, the last payment being for the month in which the death of the Contingent Annuitant occurs. Monthly payments which become payable hereunder to a Term-Certain Beneficiary of a Participant under Option D shall commence with the month following the month in which the death of such Participant occurs, and the last such monthly payment shall be made for the last month in the term certain; provided, however, that in the event that any such monthly payments become payable to the estate of any person or to a trust, a lump-sum amount shall be paid to such estate or trust in lieu thereof. Such lump-sum amount shall be equal to the present actuarial value of the aggregate monthly payments otherwise payable to such estate or trust in accordance with the provisions of Section 11.7. Any single sum payment under Option I shall be made to an eligible Participant not before the January 1st of the immediately following calendar year but in no circumstance later than January 15th of such year.

         3. Section 11.7 of the Plan is hereby amended to provide as follows:

                  11.7 ACTUARIAL FACTORS. Supplemental retirement benefits of a Participant that are payable in a single sum form pursuant to the provisions of Sections 6.3, 7.3, or 8.2 shall be determined by using the interest rate on 30-year

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         U.S. Treasury bonds for the January immediately preceding the month in which the supplemental retirement benefit of a Participant under the Plan is to be paid in a lump sum form and the 1983 Group Annuity Mortality Table (without projection and a fixed blend of 50 percent of the male mortality and 50 percent of the female mortality rates). Actuarially equivalent benefits under the Plan for options other than Option I shall be determined using the UP-1984 Mortality Table with a 3-year setback and the Uniform Seniority Table and an 8% interest rate.


         Executed at Cleveland, Ohio this   28th   day of  September  , 2000.
                                          --------        ------------

                                           APPLIED INDUSTRIAL TECHNOLOGIES, INC.


                                           By:    /s/ Robert C. Stinson
                                              ---------------------------------
                                               Title:   Vice President